UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HIPPO HOLDINGS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Hippo Holdings Inc.

150 Forest Ave. Palo Alto, CA 94301

April 24, 2024

Fellow Stockholders:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Hippo Holdings Inc. on Tuesday, June 4, 2024 at 10:00 a.m. (Central Time). The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

The Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” on page 1 of the Proxy Statement for more information about how to attend the meeting online.

Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

/s/ Assaf Wand
Assaf Wand
Co-Founder and Executive Chairman of the Board of Directors

Hippo Holdings Inc.

150 Forest Ave. Palo Alto, CA 94301

Notice of Annual Meeting of Stockholders

Tuesday, June 4, 2024

10:00 a.m. Central Time

The Annual Meeting of Stockholders (the “Annual Meeting”) of Hippo Holdings Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m. Central Time on Tuesday, June 4, 2024. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.proxydocs.com/HIPO and entering your control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

The principal business of the Annual Meeting will be to:

1.	Elect Mark Schaaf, Assaf Wand and Sandra Wijnberg as Class III directors for a three-year term;

2.	Ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

3.	Transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

Holders of record of our common stock as of the close of business on April 8, 2024 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement, or adjournment of the Annual Meeting. A complete list of such stockholders will be open to examination by any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to investors@hippo.com, stating the purpose of the request and providing proof of ownership of Company stock. The list of these stockholders will also be available during the Annual Meeting after entering the control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date, and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors,

/s/ Tracy Bowden
Tracy Bowden
General Counsel and Secretary
Palo Alto, California
April 24, 2024

HIPPO HOLDINGS INC.

150 Forest Ave. Palo Alto, CA 94301

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Hippo Holdings Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Tuesday, June 4, 2024 (the “Annual Meeting”), at 10:00 a.m. Central Time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.proxydocs.com/HIPO and entering your control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Holders of record of shares of our common stock, $0.00001 par value per share, as of the close of business on April 8, 2024 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 24,418,650 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2023 (the “2023 Annual Report”) will be released on or about April 24, 2024 to our stockholders on the Record Date.

In this proxy statement, “Hippo,” “Company,” “we,” “us,” and “our” refer to Hippo Holdings Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2024:

The Notice of Annual Meeting, Proxy Statement and our

2023 Annual Report to Stockholders are available electronically at

www.proxydocs.com/HIPO

Proposals

At the Annual Meeting, our stockholders will be asked:

1.	To elect Mark Schaaf, Assaf Wand and Sandra Wijnberg as Class III directors for a three-year term;

2.	To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

3.	To transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board

The Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:

•	FOR the election of Mark Schaaf, Assaf Wand and Sandra Wijnberg as Class III directors for a three- year term; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders on the Company’s proxy card will vote your shares in accordance with their best judgment.

Additional Information Regarding the Internet Availability of Our Proxy Materials

We are pleased to take advantage of rules of the Securities and Exchange Commission (“SEC”) that allow companies to furnish their proxy materials over the Internet. Accordingly, we sent to the majority of our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) regarding the Internet availability of the proxy materials for Annual Meeting. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2023 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by going to www.proxydocs.com/HIPO and following the instructions or calling (866) 648-8133. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates or changes such election.

Please note that you cannot vote your shares by filling out and returning the Internet Notice. The Internet Notice does, however, include instructions on how to vote your shares.

HIPPO HOLDINGS INC.

Proxy Statement

i

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is April 8, 2024. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of common stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 24,418,650 shares of common stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding the shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in street name?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in street name. If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. You must follow the instructions from your bank or brokerage firm in order for your shares to be voted. If your shares are held in street name, and you would like to vote your shares online at the Annual Meeting, you must request and obtain a valid proxy from your bank or broker that gives you the right to vote the shares at the Annual Meeting.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting in person or by remote communication, or represented by proxy, of the holders of a majority in voting power of the stock issued and outstanding and entitled to vote will constitute a quorum.

Who can attend the Annual Meeting?

Hippo has decided to hold the Annual Meeting entirely online this year. You must register to attend and participate in the Annual Meeting by visiting the following website: www.proxydocs.com/HIPO. To register for the Annual Meeting, you will need the control number included in the Internet Notice or on your proxy card. You will receive an email with instructions on how to join the virtual meeting immediately after you register, and again one hour prior to the meeting. If your shares are held in street name and you wish to attend the Annual Meeting, you should follow the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 10:00 a.m. Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin promptly at 9:45 a.m. Central Time, and you should allow ample time for the check-in procedures.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the person presiding over the Annual Meeting is authorized by our Bylaws to adjourn the meeting, without the vote of stockholders.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote:

•	by Internet – you can vote over the internet at www.proxydocs.com/HIPO by following the instructions on the Internet Notice or proxy card;

•	by Telephone – you can vote by telephone by calling (866) 670-1140 and following the instructions on the proxy card;

•	by Mail – you can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or

•

Electronically at the Annual Meeting – if you attend the Annual Meeting online, you will need the control number included in your Internet Notice or on your proxy card to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day you can vote at any time until the commencement of the Annual Meeting. To participate in the Annual Meeting, including to vote via the Internet or by telephone, you will need the control number included in your Internet Notice or on your proxy card.

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.

Beneficial Owners of Shares Held in Street Name. If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. If your shares are held in street name, and you would like to vote your shares online at the Annual Meeting, you must request and obtain a valid legal proxy from your bank or broker that gives you the right to vote the shares at the Annual Meeting.

Can I change my vote after I submit my proxy?

Yes.

If you are a stockholder of record, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy bearing a later date;

•	by granting a subsequent proxy through the Internet or telephone;

•	by giving written notice of revocation to the Secretary of Hippo prior to the Annual Meeting; or

•	by voting online at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

Who will count the votes?

A representative of Mediant Communications Inc., our inspector of election, will tabulate and certify the votes.

What if I do not specify how many shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on pages 6 and 10 of this proxy statement, as well as with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Why hold a virtual meeting?

We believe that hosting a virtual meeting this year is in the best interest of the Company and its stockholders. A virtual meeting saves Company and stockholder expenses associated with traveling to a meeting location and enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.proxydocs.com/HIPO. You will also be able to vote your shares electronically at the Annual Meeting by following the instructions above.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in an instructional email delivered one hour prior to the meeting’s commencement.

Will there be a question and answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online either during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are not relevant to the business of the Company or the Annual Meeting or questions that are out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the person presiding over the Annual Meeting or Secretary, in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting by following the procedures outlined above in “Who can attend the Annual Meeting?”.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of votes withheld / abstentions and broker non-votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast on the matter (excluding abstentions and broker non-votes).	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of Deloitte & Touche LLP.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in street name for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

We currently have nine directors on our Board. At the Annual Meeting, our three Class III Directors, Mark Schaaf, Assaf Wand and Sandra Wijnberg, are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2027 and until each such director’s respective successor is duly elected and qualified or until each such director’s earlier death, resignation, disqualification, or removal.

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors. Votes withheld and broker non-votes are not considered to be votes cast, and, accordingly, will have no effect on the outcome of the vote on this proposal.

As set forth in our Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose term will expire at the 2025 Annual Meeting of Stockholders and whose subsequent term will expire at the 2028 Annual Meeting of Stockholders; Class II, whose term will expire at the 2026 Annual Meeting of Stockholders and whose subsequent term will expire at the 2029 Annual Meeting of Stockholders; and Class III, whose term currently expires at the 2024 Annual Meeting of Stockholders and whose subsequent term will expire at the 2027 Annual Meeting of Stockholders. The current Class I directors are Eric Feder, Sam Landman and John Nichols; the current Class II directors are Richard McCathron, Lori Dickerson Fouché, and Hugh R. Frater; and the current Class III directors are Mark Schaaf, Assaf Wand, and Sandra Wijnberg.

Our Certificate of Incorporation and Bylaws provide that the authorized number of directors may be changed from time to time by the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as a Class III Director of the person whose name and biography appears below. In the event that any of Mr. Schaaf, Mr. Wand, or Ms. Wijnberg should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors, or the Board may elect to reduce its size. The Board of Directors has no reason to believe that any of Mr. Schaaf, Mr. Wand, or Ms. Wijnberg will be unable to serve if elected. Each of Mr. Schaaf, Mr. Wand, and Ms. Wijnberg has consented to being named in this proxy statement and to serve if elected.

Vote Required

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors.

Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the election of each of the below Class III Director nominees.

Nominees For Class III Director (terms to expire at the 2027 Annual Meeting)

The current members of the Board of Directors who are also nominees for election to the Board of Directors as Class III Directors are as follows:

Name	Age	Served as a Director Since[2]	Position with Hippo
Mark Schaaf	47	2023	Director
Assaf Wand	49	2015	Executive Chairman
Sandra Wijnberg	67	2020	Lead Independent Director

The principal occupations and business experience, for at least the past five years, of each Class III Director nominee for election at the 2024 Annual Meeting are as follows:

Mark Schaaf

Mark Schaaf has served as a member of our Board of Directors since August 2023. Mr. Schaaf has served as a Partner at Motive Partners since January 2024, and prior to that he was the Chief Operating Officer of Retool, Inc. from December 2022 to December 2023. Prior to that, he was the Chief Technical Officer of Instacart from September 2018 to September 2022. Prior to Instacart, Mr. Schaaf served as the Chief Technology Officer and VP of Engineering for Thumbtack from February 2015 to September 2018. Mr. Schaaf holds a BS in Biological Sciences from the University of Notre Dame. We believe Mr. Schaaf is qualified to serve on our Board of Directors due to his extensive experience as an executive within the technology industry and his cybersecurity expertise.

Assaf Wand

Assaf Wand is a co-founder of Hippo, serves as Executive Chairman of our Board of Directors and was our Chief Executive Officer from October 2015 to June 2022. Prior to Hippo, Mr. Wand was the founder and Chief Executive Officer of Sabi Inc., a consumer goods company, from May 2009 to October 2015. Mr. Wand also served as a consultant with McKinsey & Company from August 2005 to December 2006. Mr. Wand holds an MBA from the University of Chicago Booth School of Business and a dual degree from the Interdisciplinary Center Herzliya in Israel for a B.A. in finance and an LL.B in law. We believe Mr. Wand is qualified to serve on our Board of Directors due to his perspective and experience as co-founder and Chief Executive Officer of Hippo, as well as his experience leading technology and insurtech companies.

[2]

In August 2021, Hippo Enterprises Inc., a Delaware corporation (“Old Hippo”), and Reinvent Technology Partners Z, a Cayman Islands exempted company and special purpose acquisition company (“RTPZ”), completed a merger and other transactions pursuant to which a subsidiary of RTPZ was merged with and into Old Hippo and Old Hippo survived as a wholly owned subsidiary of RTPZ (collectively, we refer to these transactions as the “Business Combination”). In connection with the Business Combination, RTPZ changed its name to Hippo Holdings Inc. In this proxy statement, the periods of service of members of our Board of Directors and our officers include such directors’ or officers’ service on the Board of Directors of Old Hippo prior to the closing of the Business Combination.

Sandra Wijnberg

Sandra Wijnberg has served as a member of our Board of Directors since September 2020. From 2015 to 2019, she was an executive advisor of Aquiline Capital Partners, a subsidiary of Aquiline Holdings LLC, a registered investment advisory firm and from 2007 to 2014 was a partner and the chief administrative officer of Aquiline Holdings LLC. From 2014 through 2015, served as the Deputy Head of Mission for the Office of the Quartet in Jerusalem, a development project under the auspices of the United Nations. Previously, Ms. Wijnberg served as Senior Vice President and Chief Financial Officer of Marsh & McLennan Companies, Inc., a global professional services company and was treasurer and interim Chief Financial Officer of YUM! Brands, Inc. Prior to that, she held financial management positions with PepsiCo., Inc. and worked in investment banking at Morgan Stanley and Lehman Brothers. Ms. Wijnberg is a director of Automatic Data Processing, Inc., Cognizant Technology Solutions Corp., and T. Rowe Price Group, Inc., and previously served on the boards of Tyco International plc from 2003 to 2016 and TE Connectivity Ltd. from 2007 to 2009. She is a trustee of the John Simon Guggenheim Memorial Foundation and a director of Seeds of Peace. Ms. Wijnberg holds a Bachelor’s degree in English Literature from the University of California, Los Angeles, and an MBA from the University of Southern California, Marshall School of Business. We believe Ms. Wijnberg is qualified to serve on our Board of Directors due to her experience in executive leadership roles, her financial expertise, and her service as a director and audit committee chair at numerous companies.

Continuing Members of the Board of Directors:

Class I Directors (terms to expire at the 2025 Annual Meeting)

The current members of the Board of Directors who are Class I Directors are as follows:

Name	Age	Served as a Director Since	Position with Hippo
Eric Feder	54	2018	Director
Sam Landman	44	2017	Director
John Nichols	64	2022	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:

Eric Feder

Eric Feder has served as a member of our Board of Directors since October 2018. Mr. Feder has also served as the Managing General Partner and President of LEN X, LLC since 2019, where he oversees Lennar Corporation’s innovation and venture capital investing. At LEN X, LLC, Mr. Feder has been instrumental in helping identify, structure, and execute investments for Lennar that have re-defined the landscape of real estate technology, including Hippo, Doma, Blend, Opendoor, Modsy, and SmartRent. Prior to his current role, Mr. Feder was Vice Chairman at Rialto Capital from 2008 until 2018. From October 2004 to October 2008, Mr. Feder owned Cirrus Capital, LLC, a real estate venture. We believe Mr. Feder is qualified to serve on our Board of Directors due to his technology investment experience, builders experience, and his service as a director at numerous companies.

Sam Landman

Sam Landman has served as a member of our Board of Directors since December 2017. Mr. Landman has also served as a Managing Director of Mastry Inc. since 2021. Mr. Landman served as Managing Director of Comcast Ventures from 2009 to 2021, where he was involved in sourcing, diligencing, and advising portfolio companies across a range of categories, including fintech, commerce, social, video, healthcare, marketing technologies, and cleantech. In addition to his role on the Hippo board, Mr. Landman serves as a member of the board of several private companies. Mr. Landman holds a bachelor’s degree from Bucknell University and a Master of Business Administration from the Tuck School of Business at Dartmouth College. We believe Mr.

Landman is qualified to serve on our Board of Directors due to his technology investment experience and his service as a director at numerous companies.

John Nichols

John Nichols has served as a member of our Board of Directors since August 2022. Most recently, Mr. Nichols served as Interim Chief Executive Officer and Chairman of the Board at Protective Insurance Company where he oversaw the acquisition of the company by Progressive Insurance Company in 2021. Prior to Protective, Mr. Nichols was the CEO of Axis Reinsurance Ltd. and held various roles, including President, during a fifteen-year stint at RenaissanceRe Ventures Ltd. He currently serves on the boards of Delaware North Companies, Brit Re and Sussex Re, Enhanze RE, Chelsea Avondale / Max Insurance Company, and previously served on the board of National General Insurance Company. Mr. Nichols holds a Bachelor of Science in Accounting from Babson College. We believe Mr. Nichols is qualified to serve on our Board of Directors due to his extensive experience in the insurance industry, including as an executive, and his service as a director at other companies.

Class II Directors (terms to expire at the 2026 Annual Meeting)

The current members of the Board of Directors who are Class II Directors are as follows:

Name	Age	Served as a Director Since[2]	Position with Hippo
Lori Dickerson Fouché	54	2021	Director
Hugh R. Frater	68	2018	Director
Richard McCathron	52	2020	President, Chief Executive Officer & Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

Lori Dickerson Fouché

Lori Dickerson Fouché has served as a member of our Board of Directors since May 2021. Ms. Fouché served as Chief Executive Officer of TIAA Financial Solutions from August 2018 to December 2020 and served in various senior roles at Prudential Financial from July 2013 to July 2018. Prior to that, Ms. Fouché served as President and Chief Executive Officer of Fireman’s Fund Insurance Company from February 2006 to June 2013, and as Senior Vice President of Chubb Specialty Insurance from August 2002 to February 2006. Ms. Fouché holds an MBA from Harvard Business School and a bachelor’s degree from Princeton University, and she currently serves on the Board of Trustees of Princeton University and the Boards of Directors of Kraft Heinz Company and Gusto. We believe Ms. Fouché is qualified to serve on our Board of Directors due to her executive experience at several different companies in the insurance and financial sectors.

Hugh R. Frater

Hugh R. Frater has served as a member of our Board of Directors since April 2018. Since June 2023 Mr. Frater has served as the Chairman of the Board of Vessel Technologies. Previously, Mr. Frater served as the Chief Executive Officer of Fannie Mae from March 2019 to May 2022, after serving as the interim Chief Executive Officer from October 2018 to March 2019, and serving on their board since 2016. Mr. Frater previously led Berkadia Commercial Mortgage LLC, a national commercial real estate company providing comprehensive capital solutions and investment sales advisory and research services for multifamily and commercial properties. He served as chairman of Berkadia from April 2014 to December 2015, and he served as chief executive officer of Berkadia from 2010 to April 2014. Earlier in his career, Mr. Frater was an executive vice president at PNC Financial Services, where he led the real estate division, and was a founding partner and managing director of BlackRock, Inc. Mr. Frater holds an MBA from Columbia Business School and a bachelor’s degree from Dartmouth College. We believe Mr. Frater is qualified to serve on our Board of Directors due to his experience in executive management roles at several different companies in the real estate and financial sectors.

Richard McCathron

Richard McCathron has served as a member of our Board of Directors and as our President since February 2017, and as our Chief Executive Officer since June 2022. Prior to Hippo, Mr. McCathron held senior executive positions at various insurance companies including First Connect Insurance as its President and Chief Executive Officer from October 2012 to February 2017, Home Value Protection, Inc. as its Chief Revenue Officer from April 2011 to March 2012, Superior Access Insurance Services as its President and Chief Executive Officer from June 2007 to October 2010, and Mercury Insurance Group as its Regional Vice President from April 2004 to June 2007. Mr. McCathron is both a Chartered Property and Casualty Underwriter and a Certified Insurance Counselor and sits on the board of directors of Spinnaker Insurance Company and First Connect Insurance. He is an advisor for several other insurtech companies and holds a B.S. in Finance from Oregon State University. We believe Mr. McCathron is qualified to serve on our Board of Directors due to his perspective and experience as our President and Chief Executive Officer, as well as his extensive operational and executive experience in the insurance sector.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit, Risk, and Compliance Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Deloitte is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

The Audit, Risk, and Compliance Committee appointed Deloitte as our independent registered public accounting firm in March 2023. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Deloitte is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of Deloitte is not ratified by the stockholders, the Audit, Risk, and Compliance Committee will consider this fact when it appoints the independent registered accounting firm for the fiscal year ending December 31, 2025. Even if the appointment of Deloitte is ratified, the Audit, Risk, and Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the interest of the Company and its stockholders.

Ernst & Young LLP (“E&Y”) served as our independent registered public accounting firm for the fiscal years ended December 31, 2021 and December 31, 2022. As previously disclosed in the Current Report on Form 8-K filed with the SEC on March 23, 2023 (the “2023 Current Report”), effective March 17, 2023, the Audit, Risk, and Compliance Committee approved the dismissal of E&Y as the Company’s independent registered public accounting firm and the appointment of Deloitte as the Company’s new independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2023.

During the fiscal years ended December 31, 2021 and December 31, 2022, and during the subsequent interim period through March 17, 2023, there were (i) no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company requested that E&Y furnish a letter addressed to the SEC stating whether or not it agreed with the statements above, and a copy of E&Y’s letter dated March 23, 2023 was filed as Exhibit 16.1 to the 2023 Current Report.

Vote Required

This proposal requires the affirmative vote of a majority in voting power of the votes cast on the matter (excluding abstentions and broker non-votes). Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Deloitte & Touche LLP, we do not expect any broker non-votes in connection with this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

REPORT OF THE AUDIT, RISK, AND COMPLIANCE COMMITTEE OF THE BOARD OF DIRECTORS

The Audit, Risk, and Compliance Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2023 and has discussed these financial statements with our management and with the Company’s independent registered public accounting firm. The Audit, Risk, and Compliance Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit, Risk, and Compliance Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Company’s independent registered public accounting firm also provided the Audit, Risk, and Compliance Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit, Risk, and Compliance Committee concerning independence. In addition, the Audit, Risk, and Compliance Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit, Risk, and Compliance Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Members of the Audit, Risk, and Compliance Committee

John Nichols (Chair)

Hugh R. Frater

Mark Schaaf

Sandra Wijnberg

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table summarizes the combined fees of (i) Ernst & Young LLP, our former independent registered public accounting firm, billed to us for audit services for the fiscal year ended December 31, 2022 and the period from January 1, 2023 to March 17, 2023, and billed to us in each of the last two fiscal years for other services; and (ii) Deloitte & Touche LLP, our current independent registered public accounting firm, billed to us for audit services for the fiscal year ended December 31, 2023, and billed to us in each of the last two fiscal years for other services:

Fee Category	2023	2022
Audit Fees	$1,820,000	$2,462,000
Audit-Related Fees	$155,000	$144,000
All Other Fees	$240,000	$5,000

Total Fees	$2,215,000	$2,611,000

Audit Fees

Audit fees consist of professional services rendered for the annual audit of consolidated financial statements, audit of statutory financial statements of subsidiaries and review of quarterly consolidated financial statements for the years ended December 31, 2023 and 2022.

Audit-Related Fees

Audit-related fees consist of System Organizational Controls Type 2 report on controls assessment over information technology systems, CAT Bond Offering agreed upon procedures, and Statement of Actuarial Opinion.

All Other Fees

All other fees consist of preparation of US Federal and State Income tax compliance, accounting research tool subscription fees and review of our Registration Statements and related procedures in connection with the Business Combination.

Audit, Risk, and Compliance Committee Pre-Approved Policy and Procedures

The Audit, Risk, and Compliance Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Deloitte & Touche LLP to render any audit, audit-related, tax, or permissible non-audit service unless the service is either (i) explicitly approved by the Audit, Risk, and Compliance Committee or the Chair of the Audit, Risk, and Compliance Committee (“specific pre-approval”); (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”); or (iii) provided for as an available exception under SEC rules. Unless a type of service to be provided by Deloitte & Touche LLP has received general pre-approval under the Pre-Approval Policy or falls within available exceptions under SEC rules, it requires specific pre-approval by the Audit, Risk, and Compliance Committee or the Chair of the Audit, Risk, and Compliance Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit, Risk, and Compliance Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit, Risk, and Compliance Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On a periodic basis, the Chair of the Audit, Risk, and Compliance Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by Deloitte & Touche LLP without first obtaining specific pre-approval from the Audit, Risk, and Compliance Committee. The Audit, Risk, and Compliance Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Position
Richard McCathron (1)	52	President, Chief Executive Officer & Director
Stewart Ellis (2)	48	Chief Financial Officer
Anirudh Badia (3)	47	Chief Accounting Officer
Yuval Harry (4)	49	Chief Revenue Officer
Torben Ostergaard (5)	54	President & Chief Executive Officer, Spinnaker
Michael Stienstra (6)	39	Chief Insurance Officer and General Manager, HHIP

(1)	See biography on page 9 of this proxy statement.
(2)

Stewart Ellis has served as our Chief Financial Officer since February 2019 and oversees all financial functions of Hippo. Prior to joining Hippo, Mr. Ellis served as Chief Financial Officer at Activehours (d/b/a Earnin), a mobile fintech company, from April 2017 to February 2019. From July 2012 to April 2017, Mr. Ellis was employed by BloomReach, Inc., an enterprise software company where he served as Chief Financial Officer. Mr. Ellis also served as Vice President, Finance, and other roles, of 23andMe, Inc. where he was employed from September 2008 to July 2012. Mr. Ellis holds a bachelor’s degree with a concentration in Economics from Harvard College and an MBA from Harvard Business School.

(3)

Anirudh Badia has served as the Company’s Chief Accounting Officer since September 2021 and as the Company’s Vice President and Corporate Controller since May 2019. Prior to joining the Company, Mr. Badia was the Group Vice President of Finance for GlassPoint Solar from July 2017 to May 2019, and as the Vice President and Controller for Katerra from January 2017 to June 2017. Mr. Badia holds a Bachelor of Commerce, Financial Management and Accounting from the Maharshi Dayanand Sarswati University, a Chartered Accountant degree from the Institute of Chartered Accountants of India in Accounting, Finance, Regulatory Compliance, Taxes and Management, and a certificate in FinTech – Strategy & the Future of Finance from Harvard University.

(4)

Yuval Harry has served as the Company’s Chief Revenue Officer since October 2020, and prior to that as the Company’s Vice President of Partnerships from February 2018 to October 2020. Prior to joining the Company, Mr. Harry was the Head of Sales at Shift Technologies, Inc. from January 2015 to January 2018. Mr. Harry holds a bachelor’s degree in Computer Engineering from Technion – Israel Institute of Technology and an MBA from the Wharton School of the University of Pennsylvania with a concentration in Marketing.

(5)

Torben Ostergaard has served as Spinnaker’s President and Chief Executive Officer since April 2021. Prior to joining Spinnaker, Mr. Ostergaard was an advisory board member of Opendoor from 2019 to 2021, and also spent twelve years at USAA, most recently as the Chief Risk Officer from 2010 to 2020. Mr. Ostergaard holds a Bachelor in Business Administration and Master in Finance from Aarhus School of Business and Social Sciences (Aarhus University).

(6)

Michael Stienstra has served as the Company’s Chief Insurance Officer and General Manager, Hippo Home Insurance Program since January 2024 and as the Company’s Chief Actuary since April 2021. Prior to joining the Company, Mr. Stienstra was a Senior Vice President leading the actuarial team for Personal Risk Services at Chubb from October 2018 to April 2021. Mr. Stienstra holds a BBA in Actuarial Science and Mathematics from the University of Wisconsin – Madison and an MBA from the Kellogg School of Management at Northwestern University with a concentration in Marketing and Finance.

CORPORATE GOVERNANCE

General

Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Nominating and Corporate Governance Committee, Audit, Risk, and Compliance Committee, and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Corporate Governance” section under “Governance Documents” on our investor relations website located at https://investors.hippo.com/overview/default.aspx.

Board Composition

Our Board of Directors currently consists of nine members: Assaf Wand, Richard McCathron, Eric Feder, Lori Dickerson Fouché, Hugh R. Frater, Sam Landman, John Nichols, Mark Schaaf and Sandra Wijnberg. As set forth in our Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Certificate of Incorporation and Bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors.

Director Independence

Eric Feder, Lori Dickerson Fouché, Hugh R. Frater, Sam Landman, John Nichols, Mark Schaaf and Sandra Wijnberg each qualify as “independent” in accordance with the listing requirements of the New York Stock Exchange (“NYSE”). Noah Knauf, who resigned from the Board effective June 7, 2023, and Amy Errett, who resigned from the Board effective August 3, 2023, also qualified as “independent” in accordance with NYSE listing requirements during their respective tenures on the Board. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including that Eric Feder is affiliated with certain of our significant stockholders. Assaf Wand and Richard McCathron are not independent. There are no family relationships among any of our directors or executive officers.

Director Candidates

The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest, and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates to the Board, and the Board, in approving and recommending for election (and, in the case of vacancies, appointing) such candidates, will consider candidates who have a high level of personal and professional integrity, strong ethics and values, and the ability to make mature business judgments. In evaluating director candidates, the Nominating and Corporate Governance Committee and the Board may also consider the following criteria as well as any other factor that they may deem to be relevant: the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company; the candidate’s experience as a board member of another publicly held company; the candidate’s professional and academic experience relevant to the Company’s industry; the strength of the candidate’s leadership skills; the candidate’s experience in finance and accounting and/or executive compensation practices; and whether the candidate has the time required for preparation, participation, and attendance at Board meetings and committee meetings, if applicable. In addition, the Board will consider whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits. In addition, the Board monitors the mix of specific experience, qualifications, and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. Although the Board does not have a formal written diversity policy with respect to the evaluation of director candidates, in its evaluation of director candidates, the Nominating and Corporate Governance Committee will consider factors including, without limitation, issues of character, integrity, judgment, and diversity, and with respect to diversity, such factors as gender, race, ethnicity, experience, and area of expertise, as well as other individual qualities and attributes that contribute to the total diversity of viewpoints and experience represented on the Board.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Hippo Holdings Inc., 150 Forest Ave. Palo Alto, CA 94301. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates recommended by other sources.

Communications from Interested Parties

Anyone who would like to communicate with, or otherwise make his or her concerns known directly to the chairperson of any of the Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Secretary of Hippo Holdings Inc., c/o Secretary, Hippo Holdings Inc., 150 Forest Ave. Palo Alto, California 94301, who will forward such communications to the appropriate party. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

Board Leadership Structure and Role in Risk Oversight

Our Bylaws and Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, the roles are separated, with Assaf Wand serving as Executive Chairman of the Board and Richard McCathron serving as Chief Executive Officer. Our Board has determined that separating the roles of Executive Chairman of the Board and Chief Executive Officer is in the best interests of our Company and its stockholders at this time and allows for alignment of corporate governance with the interests of stockholders. Our Board believes that this structure allows our Chief Executive Officer to focus on oversight of our day-to-day operations and business affairs, including directing the business conducted by our team members, managers and officers and leverages our Executive Chairman’s experience in guidance and oversight. Our Chief Executive Officer serves on our Board of Directors, which we believe helps to serve as a bridge between management and our Board of Directors, ensuring that both groups act with a common purpose. We believe that Mr. McCathron’s presence on our Board of Directors enhances his ability to provide insight and direction on important strategic initiatives to both management and the independent directors.

While the Board believes that this structure is currently in the best interests of the Company and its stockholders, it does not have a formal policy on whether the Chairman of the Board and Chief Executive Officer roles should be separated or combined but, instead, makes that determination from time to time employing its business judgment. Our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. Our Corporate Governance Guidelines provide that if the Chairperson of the Board is also a member of management or does not otherwise qualify as an independent director, the independent directors may elect a lead director whose responsibilities include, but are not limited to, presiding over all meetings of the Board at which the Chairperson of the Board is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the Chief Executive Officer and the Chairperson of the Board, as appropriate. Currently, Ms. Wijnberg serves as our Lead Independent Director.

Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Throughout the year, senior management reviews the risks facing us with the Board of Directors at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board of Directors is responsible for overseeing our risk management process, and focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Audit, Risk, and Compliance Committee is also responsible for reviewing and discussing with management our insurance-related and enterprise risk assessment and risk management, as set forth in the Audit, Risk, and Compliance Committee Charter. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure and our Audit, Risk, and Compliance Committee is responsible for overseeing our financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures. Our Audit, Risk, and Compliance Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of the Corporate Governance Guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Executive Sessions of Non-Management Directors

As provided in the Corporate Governance Guidelines, the non-management directors meet, without management directors or management present on a regularly scheduled basis, but no less than twice per year. The Company holds an executive session including only independent directors at least once per year. Our Lead Independent Director, Ms. Wijnberg, currently presides over executive sessions.

Code of Ethics

We have a written Code of Business Conduct and Ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics on our investor relations website, https://investors.hippo.com/overview/default.aspx, in the “Corporate Governance” section under “Governance Documents.” In addition, we intend to post on our website all disclosures that are required by law or the NYSE rules concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

Anti-Hedging Policy

Our Board of Directors has adopted an Insider Trading Policy, which applies to all of our directors, officers, and employees. The policy prohibits our directors, officers, and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause the incentives of an officer, director, or employee to no longer align with the Company’s other stockholders.

Stock Ownership Guidelines

Effective July 27, 2023, the Board adopted Non-Employee Director Stock Ownership Guidelines stating that non-employee directors should own shares of Company common stock that have a fair market value equal to or greater than five times (5x) the annual retainer paid for service on the Board (exclusive of any retainer paid for service as Lead Independent Director or for service on a Committee of the Board) within five years of the later of (1) the date of the non-employee director’s election to the Board or (2) July 27, 2023. The relevant retainer level for calculating the stock ownership level is the greater of (1) the non-employee director’s retainer for the first year of such director’s service on the Board and (2) the retainer paid for 2023. All of the covered individuals are either in compliance with our stock ownership guidelines or have a period of time remaining to meet the required ownership level.

Compensation Recovery Policy

We adopted a clawback policy in compliance with NYSE listing standards and Section 10D of the Exchange Act effective October 2, 2023. This clawback policy applies to current or former Section 16 officers and requires us, subject to limited exemptions provided by the NYSE rules, to recoup incentive-based compensation (as that term is defined in Section 10D of the Exchange Act) erroneously received after October 2, 2023 and within the three fiscal years preceding the date an accounting restatement is determined to be required. For more information, see our Policy for Recovery of Erroneously Awarded Compensation, which is filed as an exhibit to our 2023 Annual Report.

Attendance by Members of the Board of Directors at Meetings

There were nine meetings of the Board of Directors during the fiscal year ended December 31, 2023. During the fiscal year ended December 31, 2023, each director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.

Under our Corporate Governance Guidelines, which is available on our investor relations website at https://investors.hippo.com/overview/default.aspx, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the Chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, we encourage our directors to attend the Annual Meeting. Nine members of our Board of Directors attended our 2023 annual meeting of shareholders.

COMMITTEES OF THE BOARD

Our Board has established three standing committees—(i) Audit, Risk, and Compliance, (ii) Compensation, and (iii) Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.

The members of each of the Board committees and committee Chairpersons are set forth in the following chart.

Name	Audit, Risk, and Compliance(1)	Compensation	Nominating and Corporate Governance
Eric Feder		X
Lori Dickerson Fouché			Chair
Hugh R. Frater	X
Sam Landman		Chair	X
John Nichols	Chair	X
Mark Schaaf	X
Sandra Wijnberg	X		X

(1)	Ms. Wijnberg served as the Chair of the Audit, Risk, and Compliance Committee until February 21, 2024, when she resigned as Chair and Mr. Nichols was elected to serve as Chair.

Audit, Risk, and Compliance Committee

Our Audit, Risk, and Compliance Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing with our independent registered public accounting firm the scope and results of their audit;

•	pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	setting clear hiring policies for employees or former employees of our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•

overseeing our risk assessment and risk management, including with respect to: (i) the underwriting and pricing of insurable risks, the settlement of claims, the appropriate levels of retained risk and other insurance-related matters; (ii) the strategies, processes and controls pertaining to the management of the Company’s information technology operations, including cyber risks and information security; (iii) the implementation, execution and performance of the Company’s enterprise risk management program; and (iv) the strategies, processes and controls pertaining to the Company’s financial risks generally;

•	establishing procedures for the receipt, retention, and treatment of complaints we receive regarding accounting, internal accounting controls, or auditing matters;

•	reporting regularly to our Board of Directors regarding the activities of the Audit, Risk, and Compliance Committee;

•	reviewing and monitoring our earnings releases, accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements; and

•	periodically reviewing and reassessing the Audit, Risk, and Compliance Committee Charter.

The Audit, Risk, and Compliance Committee charter is available on our investor relations website at https://investors.hippo.com/overview/default.aspx. The members of the Audit, Risk, and Compliance Committee are Sandra Wijnberg, Hugh R. Frater, John Nichols and Mark Schaaf. Mr. Nichols serves as the Chairperson of the Audit, Risk, and Compliance Committee. Our Board has affirmatively determined that each of Ms. Wijnberg, Mr. Frater, Mr. Nichols and Mr. Schaaf is independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the NYSE rules, including those related to Audit, Risk, and Compliance Committee membership.

The members of our Audit, Risk, and Compliance Committee meet the requirements for financial literacy under the applicable NYSE rules. In addition, our Board of Directors has determined that Ms. Wijnberg qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. None of Messrs. Frater, Nichols or Schaaf currently serve on the audit committee of more than three public companies. In addition to the Company, Ms. Wijnberg serves on the audit committees of Automatic Data Processing, Inc., Cognizant Technology Solutions Corporation, and T. Rowe Price Group, Inc. Our Board of Directors has determined that Ms. Wijnberg’s simultaneous service on these committees does not impair her ability to effectively serve on our Audit, Risk, and Compliance Committee.

The Audit, Risk, and Compliance Committee met six times in 2023.

Compensation Committee

Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers. In fulfilling its purpose, our Compensation Committee has the following principal duties:

•

reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of these goals and objectives and setting or making recommendations to our Board of Directors regarding the compensation of our Chief Executive Officer;

•	reviewing and setting or making recommendations to our Board of Directors regarding the compensation of our other executive officers;

•	making recommendations to our Board of Directors regarding the compensation of our directors;

•	reviewing and approving or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans and arrangements; and

•	appointing and overseeing any compensation consultants.

Pursuant to the Compensation Committee’s charter, which is available on our investor relations website at https://investors.hippo.com/overview/default.aspx, the Compensation Committee has the authority to retain or obtain advice from compensation consultants, legal counsel or other advisors. In 2023, the Compensation Committee engaged Radford Data & Analytics from Aon (“Radford”), a compensation consulting firm, to assist in making decisions regarding the amount and types of compensation to provide our executive officers. As part of this process, the Compensation Committee reviewed a compensation assessment provided by Radford comparing our compensation to that of a group of peer companies within our industry and met with Radford to discuss our executive compensation and to receive input and advice. Radford reports directly to the Compensation Committee. The Compensation Committee has considered the advisor independence factors required under SEC rules as they relate to Radford and has determined that Radford’s work does not raise a conflict of interest. In addition, the Compensation Committee evaluated the independence of its other outside advisors to the Compensation Committee, including outside legal counsel, considering the same independence factors and concluded their work for the Compensation Committee does not raise any conflicts of interest. The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and NYSE.

Our executive officers submit proposals to our Compensation Committee regarding our executive and director compensation. Our Chief Executive Officer, Mr. McCathron, also serves on our Board of Directors. By serving as our Chief Executive Officer and as a director, Mr. McCathron is uniquely positioned to help the Board and the Compensation Committee in many of its compensation decisions as he possesses detailed knowledge of the issues, opportunities and challenges facing the Company, its business and its industry, which help him to identify the key performance measures and indicators that may be used in setting incentive-based compensation. In his role as our Chief Executive Officer, Mr. McCathron is also close enough to our day-to-day operations to be able to identify key contributors and top performers within the Company, so as to ensure that their compensation accurately reflects their responsibilities, performance, future expectations, and experience levels. While Mr. McCathron recuses himself from any Board discussions that involve his own compensation, his recommendations and feedback, along with the feedback and recommendations of our other senior executive officers, are often taken into consideration by our Compensation Committee when setting compensation levels.

In fulfilling its responsibilities, the Compensation Committee has the authority to delegate any or all of its responsibilities to one or more subcommittees.

The members of our Compensation Committee are Eric Feder, Sam Landman and John Nichols. Mr. Landman serves as the Chairperson of the Compensation Committee. Each member of the Compensation Committee qualifies as an independent director under NYSE’s heightened independence standards for members of a compensation committee and as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.

The Compensation Committee met five times in 2023.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors;

•	recommending to our Board of Directors the nominees for election to our Board of Directors at annual meetings of our stockholders;

•	overseeing the annual self-evaluation of our Board of Directors and management;

•	reviewing Board committee structure and recommending directors to serve as committee members; and

•	developing and recommending to our Board of Directors a set of corporate governance guidelines.

The Nominating and Corporate Governance Committee charter is available on our website at https://investors.hippo.com/overview/default.aspx. The members of our Nominating and Corporate Governance Committee are Lori Dickerson Fouché, Sam Landman, and Sandra Wijnberg. Ms. Fouché serves as the Chairperson of the Nominating and Corporate Governance Committee. Each member of the Nominating and Corporate Governance Committee qualifies as independent under the NYSE rules. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders.

The Nominating and Corporate Governance Committee met four times in 2023.

EXECUTIVE COMPENSATION

As an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, we are not required to make certain disclosures related to executive compensation, such as providing a Compensation Discussion and Analysis section or holding a non-binding advisory vote on executive compensation, and we have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Our named executive officers, consisting of our principal executive officer and the next two most highly compensated executive officers (the “NEOs”), for the fiscal year ended December 31, 2023 were:

•	Richard McCathron, President and Chief Executive Officer;

•	Stewart Ellis, Chief Financial Officer; and

•	Yuval Harry, Chief Revenue Officer.

This discussion may include forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs.

Summary Compensation Table

The following table sets forth information concerning the compensation of our NEOs with respect to the years ended December 31, 2022 and December 31, 2023 (or, if shorter, time as NEO).

Name	Year	Salary ($)	Option Awards ($)(1)	Stock Awards ($)(1)	Non-Equity Incentive Compensation ($)(2)	All Other Compensation ($)	Total ($)
Richard McCathron, President and Chief Executive Officer	2023	645,000	—	1,850,000	165,000	—	2,660,000
	2022	568,750	2,614,511	3,335,306	—	—	6,518,567

Stewart Ellis, Chief Financial Officer	2023	591,250	—	1,850,000	151,250	—	2,592,500
	2022	536,624	1,711,007	2,707,700	—	—	4,955,331

Yuval Harry, Chief Revenue Officer	2023	457,250	—	555,000	117,000	—	1,129,250

(1)

Amounts reported represent the aggregate grant-date fair value of the stock options and/or restricted stock units (“RSUs”) awarded to the NEOs, calculated in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 16 to our financial statements in our Annual Report on Form 10-K. The NEOs will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(2)

For the year ended December 31, 2023, the Compensation Committee approved cash incentive compensation awards to the NEOs, which were expressed as a percentage of base salary (25% for each of Messrs. Ellis, McCathron and Harry). The cash incentive awards were paid partially during 2023, with the remainder being paid in 2024.

Elements of the Company’s Executive Compensation Program

For the year ended December 31, 2023, the compensation for each NEO generally consisted of a base salary, cash incentive awards, standard employee benefits, equity grants, and a retirement plan. These elements (and the amounts of compensation and benefits under each element) were selected because we believe they are necessary to help us attract and retain executive talent which is fundamental to our success. Below is a more detailed summary of the current executive compensation program as it relates to our NEOs.

Base Salaries

The NEOs receive a base salary to compensate them for services rendered to our Company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. In 2023, Mr. McCathron’s base salary was $660,000 (raised from $600,000 in March 2023); Mr. Ellis’s base salary was $605,000 (raised from $550,000 in March 2023); and Mr. Harry’s base salary was $468,000 (raised from $425,000 in March 2023).

Equity Compensation

We maintain an incentive plan, the 2021 Incentive Award Plan, referred to below as the 2021 Plan, in order to facilitate the grant of cash and equity incentives to directors, employees (including our NEOs), and consultants of our company and certain of its affiliates and to enable our Company and certain of its affiliates to obtain and retain services of these individuals, which is essential to our long-term success. The 2021 Plan provides our employees (including our NEOs), consultants, non-employee directors, and other service providers and those of our affiliates the opportunity to participate in the equity appreciation of our business through the receipt of equity-based incentive awards such as options to purchase shares of our common stock, RSUs and performance restricted stock units (“PRSUs”). We believe that such stock options, RSUs and PRSUs encourage a sense of proprietorship and stimulate interest in our development and financial success.

In April 2023, we granted each of Messrs. McCathron and Ellis 100,000 RSUs, and Mr. Harry 30,000 RSUs. Each award of RSUs vests ratably over two years, with 1/8th of the RSUs vesting on each quarterly anniversary following February 15, 2023, so that 100% of the RSUs will be vested on February 15, 2025, subject to the applicable NEO’s continued service with the Company through the applicable vesting date.

Non-Equity Incentive Compensation

For service during the fiscal year ended December 31, 2023, our NEOs participated in an annual cash incentive program. The target levels of the cash incentive awards were expressed as a percentage of the NEO’s base salary (25% of base salary for each of the NEOs) and were based 50% on continued service to the Company and 50% on Company and individual performance for the full calendar year, with specific payout amounts for the NEOs to be determined by the Compensation Committee in its discretion. A portion of the cash incentive awards were paid in 2023 for retention purposes, with the balance of the awards paid in 2024 based on multiple factors, including the Company’s financial performance for 2023 relative to the goals set forth in its annual operating plan, individual performance for the year, and other factors it deemed relevant, and in all cases subject to discretionary adjustment by the Compensation Committee.

Other Elements of Compensation

Retirement Plans

We maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full- time employees. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of its executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.

All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans. These health and welfare plans include medical, dental and vision benefits; short-term and long- term disability insurance; and supplemental life and AD&D insurance.

Perquisites and Other Personal Benefits

We determine whether to provide perquisites on a case-by-case basis and will provide a perquisite to a NEO when we believe it is necessary to attract or retain the NEO. We did not provide any perquisites to our NEOs in 2023.

No Tax Gross-Ups

We do not make gross-up payments to cover our NEOs’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by us.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2023.

			Option Awards					Stock Awards
Name	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units That Have Not Vested ($)(1)
Richard McCathron	2/15/2023	(2)	—	—	—		—	62,500		570,000
	5/15/2022	(3)(4)	27,922	46,530	15.88	(5)	6/5/2032	55,236	(6)	503,752
	2/15/2022	(7)(8)	87,233	20,131	15.88	(5)	4/11/2032	4,991		45,518
	9/15/2021	(8)	25,355	—	15.88	(5)	9/10/2031	—		—
	12/1/2020	(9)	—	—	—		—	10,428		95,103
	8/27/2020	(10)	23,180	4,636	15.88	(5)	9/28/2030	—		—
	5/13/2019	(10)	15,307	—	8.50		5/13/2029	—		—
	1/22/2019	(10)	14,489	—	8.50		1/22/2029	—		—
	1/23/2018	(11)	6,543	—	4.00		1/23/2028	—		—

Stewart Ellis	2/15/2023	(2)	—	—	—		—	62,500		570,000
	5/15/2022	(3)	—	—	—		—	43,700		398,544
	2/15/2022	(7)(8)	87,233	20,131	15.88	(5)	4/11/2032	4,991		45,518
	9/15/2021	(8)	25,354	—	15.88	(5)	9/10/2031	—		—
	12/1/2020	(12)	—	—	—		—	10,428		95,103

Yuval Harry	2/15/2023	(2)	—	—	—		—	18,750		171,000
	8/15/2022	(7)	—	—	—		—	12,478		113,799
	5/15/2022	(3)	—	—	—		—	43,700		398,544
	9/15/2021	(8)	14,789	—	15.88	(5)	9/10/2031	—		—
	9/28/2020	(10)	5,219	1,561	15.88	(5)	9/27/2030	—		—
	5/13/2019	(10)	3,333	—	8.50		5/14/2029	—		—
	1/23/2019	(10)	3,855	—	8.50		1/22/2029	—		—
	2/1/2018	(11)	5,998	—	4.00		1/23/2028	—		—

(1)

Represents the fair market value per share of our common stock of $9.12 on December 29, 2023, which was the last trading day of 2023, multiplied by the number of shares that had not vested as of December 31, 2023.

(2)

The RSUs vest over two years, with 1/8th of the RSUs vesting on each quarterly anniversary following the vesting commencement date, subject to continued service with the Company through the applicable vesting date.

(3)

The PRSUs vest over four years contingent on the satisfaction of both a one year service-based requirement and performance-based requirements divided into three separate tranches of performance goals based on the Company’s stock price, revenue, and adjusted gross profit. Vesting of the PRSUs is subject to continued service with the Company through the applicable vesting date.

(4)

The RSUs vest over four years, with 1/16th of the RSUs vesting on each quarterly anniversary following the vesting commencement date, subject to continued service with the Company through the applicable vesting date.

(5)

On March 1, 2023, the Board approved a one-time repricing of certain out-of-the-money stock options held by employees who remained employed through March 6, 2023, including the NEOs, with each such stock option repriced to have a per share exercise price of $15.88, the closing price of the Company’s common stock on March 6, 2023, except that each stock option held by certain of our executives, including our NEOs, that was repriced was subject to a one-year exercise premium of two times the $15.88 exercise price, or $31.76. The exercise premium would have applied to any exercise of repriced options by an NEO, or the cessation of the NEO’s service to the Company, prior to March 6, 2024. On March 6, 2024, the exercise premium applicable to the NEOs’ repriced options expired and was removed. There were no changes to the number of shares, the vesting schedule or the expiration date of the repriced stock options.

(6)	Consists of 43,700 PRSUs and 11,536 RSUs.
(7)

The RSUs vest in 1/16th of the total number of RSUs for each of the first four quarters following the vesting commencement date, and thereafter vest in respect of 3/16ths of the total number of RSUs for the following four quarters, subject to continued service with the Company through the applicable vesting date.

(8)

1/16th of the shares underlying the option vest on each of the first four quarterly anniversaries following the vesting commencement date, and 3/16ths of the shares vest on each of the following four quarterly anniversaries thereafter, subject to continued service with the Company through the applicable vesting date.

(9)

Mr. McCathron purchased 41,725 shares upon early exercise of an option prior to vesting. The unvested shares are subject to repurchase by us at the original exercise price of $26.50 per share upon a termination of Mr. McCathron’s service. The shares vest as to 1/48th of the shares on each monthly anniversary of the vesting commencement date, subject to continued service with the Company through the applicable vesting date.

(10)	1/48th of the shares underlying the option vest on each monthly anniversary of the vesting commencement date, subject to continued service with the Company through the applicable vesting date.
(11)	1/16th of the shares underlying the option vest on each quarterly anniversary of the vesting commencement date, subject to continued service with the Company through the applicable vesting date.
(12)

Mr. Ellis purchased 41,725 shares upon early exercise of his option prior to vesting. The unvested shares are subject to repurchase by us at the original exercise price of $26.50 per share upon a termination of Mr. Ellis’s service. The shares vest as to 1/48th of the shares on each monthly anniversary of the vesting commencement date, subject to continued service with the Company through the applicable vesting date. Notwithstanding the foregoing, 100% of the unvested shares will vest upon a change in control.

Executive Compensation Arrangements

Employment Arrangements

Richard McCathron

Mr. McCathron’s offer letter provides that 50% of the shares subject to the option granted to him in March 2017 will vest if both (i) our control is transferred in a transaction for cash or liquid securities, and (ii) his employment is constructively terminated or terminated without cause within 12 months thereafter.

Stewart Ellis

Mr. Ellis’s offer letter provides that 100% of the shares subject to the option granted to him in February 2019 will vest if (i) a sale event is consummated, (ii) within 30 days prior to such sale event he continues to have a service relationship, and (iii) his employment is constructively terminated or terminated without cause within 12 months following the consummation of such sale event.

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-Employee Director Compensation Program

On August 2, 2021, we adopted a Non-Employee Director Compensation Program (the “Prior Director Compensation Program”), which we amended effective May 3, 2023 (as amended, the “Non-Employee Director Compensation Program”). Pursuant to the Non-Employee Director Compensation Program, our non-employee directors receive cash compensation as follows:

•

Each non-employee director will receive an annual cash retainer in the amount of $60,000 per year (raised from $35,000 per year under the Prior Director Compensation Program). The lead independent director of the Board receives additional annual cash compensation in the amount of $22,500 per year for such lead independent director’s service on the Board.

•

The Chairperson of the Audit, Risk, and Compliance Committee receives additional annual cash compensation in the amount of $20,000 per year for such Chairperson’s service on the Audit, Risk, and Compliance Committee. Each non-chairperson member of the Audit, Risk, and Compliance Committee receives additional annual cash compensation in the amount of $10,000 per year for such member’s service on the Audit, Risk, and Compliance Committee.

•

The Chairperson of the Compensation Committee receives additional annual cash compensation in the amount of $12,000 per year for such Chairperson’s service on the Compensation Committee. Each non-chairperson member of the Compensation Committee receives additional annual cash compensation in the amount of $6,000 per year for such member’s service on the Compensation Committee.

•

The Chairperson of the Nominating and Corporate Governance Committee receives additional annual cash compensation in the amount of $8,000 per year for such Chairperson’s service on the Nominating and Corporate Governance Committee. Each non-chairperson member of the Nominating and Corporate Governance Committee receives additional annual cash compensation in the amount of $4,000 per year for such member’s service on the Nominating and Corporate Governance Committee.

Director fees will be payable in cash in arrears in four equal quarterly installments not later than 30 days following the final day of each calendar quarter, provided that the amount of each payment will be prorated for any portion of a quarter that a director is not serving on our Board.

Under the Non-Employee Director Compensation Program, each newly elected non-employee director automatically receives the Annual RSU Award (as hereinafter defined) at the close of business on the day of such election, the value of which is prorated from the date of election until (i) if the date of the next annual meeting of the Company’s stockholders (“Annual Meeting”) has been determined, the date of the next Annual Meeting, and (ii) if the date of the next Annual Meeting has not yet been determined, the date that is the first anniversary of the most recent Annual Meeting (such prorated Annual RSU Award, the “Prorated Annual RSU Award”). The Prorated Annual RSU Award for each newly elected non-employee director shall vest in full upon the first anniversary of the date of grant, subject to the non-employee director continuing in service to the Company and its subsidiaries through such vesting date. Under the Prior Director Compensation Program, newly elected non-employee directors received an initial award of RSUs covering a number of shares of the Company’s common stock calculated by dividing (x) $150,000 by (y) the Grant Date Value (as defined below), and those awards vested in full upon the earlier of (i) the first anniversary of the date of grant and (ii) immediately prior to the Annual Meeting that occurred following the date of grant, subject to the non-employee director continuing in service to the Company and its subsidiaries through such vesting date.

Each non-employee director who (i) is serving on the Board as of the date of an Annual Meeting and (ii) will continue to serve as a non-employee director immediately following such Annual Meeting, shall be granted an award of RSUs covering a number of shares of the Company’s common stock calculated by dividing (x) $110,000 (lowered from $150,000 under the Prior Director Compensation Program) by (y) the Grant Date Value (the “Annual RSU Award”). For purposes of the Non-Employee Director Compensation Program, “Grant Date Value” means the average closing market price of the Company’s common stock as quoted on the national exchange with which the common stock is listed for the 30-day period immediately preceding the applicable date of grant. The Annual RSU Award is automatically granted on the date of the applicable Annual Meeting, and vests in full upon the earlier of (i) the first anniversary of the date of grant and (ii) immediately prior to the Annual Meeting that occurs following the date of grant, subject to the non-employee director continuing in service to the Company and its subsidiaries through such vesting date.

All equity awards held by a director will vest in full upon the consummation of a Change in Control (as defined in the 2021 Equity Incentive Plan).

Non-Employee Director Compensation

The following table sets forth information regarding the compensation earned for service on the Board by our non-employee directors during the year ended December 31, 2023. Mr. Wand remains an employee of the Company and, as such, is not eligible to receive compensation for his service on the Board. See “ —Certain Relationships and Related Person Transactions.” The compensation for Mr. McCathron as an executive officer is set forth above under “ —Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Amy Errett(2)	41,239	104,890	146,129
Eric Feder	53,500	104,890	158,390
Lori Dickerson Fouché	55,000	104,890	159,890
Hugh R. Frater	57,500	104,890	162,390
Noah Knauf(3)	32,209	—	32,209
Sam Landman	62,000	104,890	166,890
John Nichols	63,500	104,890	168,390
Mark Schaaf	11,223	91,193	102,416
Sandra Wijnberg	94,000	104,890	198,890

(1)

Amounts reported represent the aggregate grant-date fair value of the restricted stock units awarded to the non-employee directors, calculated in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 16 to our financial statements in our Annual Report on Form 10-K.

(2)	Amy Errett resigned from the Board effective August 3, 2023.
(3)	Noah Knauf resigned from the Board effective June 7, 2023.

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) and unvested stock awards held as of December 31, 2023 by each non-employee director who was serving as of December 31, 2023.

Name	Stock Awards Outstanding at Year End (#)	Option Awards Outstanding at Year End (#)
Eric Feder	6,570	—
Lori Dickerson Fouché	6,570	—
Hugh R. Frater	6,570	—
Sam Landman	6,570	—
John Nichols	6,570	—
Mark Schaaf	5,564	—
Sandra Wijnberg	6,570	9,736

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to holdings of our common stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our common stock, and (ii) each of our directors and named executive officers, and (iii) all of our executive officers and directors as a group, as of April 1, 2024, unless otherwise indicated.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise.

We have based our calculation of the percentage of beneficial ownership on 24,405,534 shares of common stock outstanding as of April 1, 2024.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock	+60 Days Vested(2)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders
LEN FW INVESTOR, LLC and affiliates (3)	2,990,727	—	2,990,727	12.25%
Mitsui Sumitomo Insurance Co., Ltd (4)	1,335,609	—	1,335,609	5.47%
Named Executive Officers and Directors
Assaf Wand (5)	1,295,385	366,881	1,662,266	6.81%
Richard McCathron (6)	181,935	261,642	443,577	1.82%
Stewart Ellis (7)	191,802	160,843	352,645	1.44%
Yuval Harry(8)	50,443	32,537	82,980	*
Eric Feder (9)	9,706	—	9,706	*
Lori Dickerson Fouché	4,706	—	4,706	*
Hugh R. Frater (10)	47,760	—	47,760	*
Sam Landman	4,706	—	4,706	*
John Nichols	4,789	—	4,789	*
Mark Schaaf	—	—	—	*
Sandra Wijnberg (11)	9,386	9,736	19,122	*
All executive officers and directors as a group	1,888,575	886,675	2,775,250	11.37%

*	Less than one percent
(1)	Unless otherwise noted, the business address of each of those listed in the table above is c/o Hippo Holdings Inc., 150 Forest Avenue, Palo Alto, California 94301.
(2)	Includes shares which the individual has the right to acquire within 60 days following April 1, 2024.
(3)

Consists of 2,990,727 shares of common stock, all of which are held directly by LEN FW Investor, LLC. Because LEN FW Investor, LLC has agreed not to vote with regard to more than 9.99% of the voting securities of the Company, and LEN FW Investor, LLC directly owns or has voting power with regard to more than 9.99% of the Company’s common stock, LEN FW Investor, LLC denies beneficial ownership of the shares as to which it holds an irrevocable proxy to the extent they would increase LEN FW Investor, LLC’s voting power above 9.99%. Eric Feder is currently a member of our Board of Directors and an officer of the parent of LEN FW Investor, LLC. The address of the above persons and entities is 700 Northwest 107th Avenue, Miami, Florida 33172.

(4)	Based solely on a Schedule 13D/A filed with the SEC on February 26, 2024. Mitsui Sumitomo Insurance Co., Ltd.’s address is 9, Kanda-Surugadai 3-chome, Chiyoda-Ku, Tokyo, Japan.

(5)

Consists of (i) 1,292,831 shares of common stock, of which approximately 683,517 shares are held by Mr. Wand and 609,314 shares are held by Mr. Wand as trustee of a trust; and (ii) approximately 366,881 shares of common stock issuable pursuant to Hippo options, all of which are held directly by Mr. Wand.

(6)

Consists of (i) 181,935 shares of common stock, all of which are held by Mr. McCathron; (ii) 232,363 shares of common stock issuable pursuant to Hippo options (5,812 of which are scheduled to vest and become exercisable in May 2024); and (iii) 29,279 RSUs scheduled to vest in May 2024.

(7)

Consists of (i) 191,802 shares of common stock, of which approximately 181,467 shares are held by Mr. Ellis and 10,335 shares are held by Mr. Ellis as trustee of a trust; (ii) approximately 132,718 shares of common stock issuable pursuant to Hippo options, all of which are held directly by Mr. Ellis; and (iii) 28,125 RSUs scheduled to vest in May 2024.

(8)

Consists of (i) 50,443 shares of common stock, all of which are held by Mr. Harry; (ii) 20,877 shares of common stock issuable pursuant to Hippo options; and (iii) 11,660 RSUs scheduled to vest in May 2024.

(9)	5,000 shares of common stock are held under Beep Investment LLC, all of which is owned by Eric Feder.
(10)	Consists of 43,054 shares of common stock held by Mr. Frater as trustee of a trust and 4,706 shares of common stock held by Mr. Frater.
(11)

Consists of (i) 9,386 shares of common stock, of which approximately 4,706 shares are held by Mrs. Wijnberg and 4,680 shares are held by Mrs. Wijnberg as trustee of a trust and (ii) 9,736 shares of common stock issuable pursuant to Hippo options.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a summary of transactions since January 1, 2023 in which:

•	The Company was or is to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

•

any director, executive officer or beneficial holder of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Director and Executive Officer Compensation

Please see “Executive Compensation” for information regarding the compensation of Hippo directors and executive officers.

Employment Arrangements

We have employment arrangements in place with certain of our executive officers. For more information regarding these agreements, see “Executive Compensation — Employment Arrangements.”

Mr. Wand is an employee of the Company, and the Company paid Mr. Wand $282,263 in 2023 for his service to the Company. Compensation amounts in 2023 for Mr. Wand were received in New Israeli Shekels (“NIS”) and have been converted into U.S. dollars using an exchange rate of 3.687 NIS per dollar (the annual average exchange rate for 2023 provided by the United States Internal Revenue Service).

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to, among other things, indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of the Company, arising out of the person’s services as a director or executive officer. We have obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

Registration Rights Agreement

At the closing of the Business Combination, the Company, Reinvent Technology Partners Z, and the other holders of Reinvent Technology Partners Z Class B ordinary shares, certain former stockholders of Old Hippo, including certain of the Company’s directors and officers, and Reinvent Capital Fund entered into the Registration Rights Agreement pursuant to which the Company agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Company common stock and other equity securities of the Company that are held by the parties thereto from time to time. Pursuant to the Registration Rights Agreement, the Company agreed to file a shelf registration statement registering the resale of Company common stock (including Company warrants and shares of Company common stock issued or issuable upon the exercise of any other equity security) held by a party immediately following the closing, including any securities distributable pursuant to the merger agreement with Reinvent Technology Partners Z and any shares of Company common stock purchased pursuant to those certain subscription agreements entered into by and between Reinvent Technology Partners Z and certain qualified institutional buyers and accredited investors (the “PIPE Investment”) within 30 days of the closing. Up to twice in any twelve month period, Reinvent Technology Partners Z, Reinvent Capital Fund and the former stockholders of Old Hippo may each request to sell all or any portion of their Registrable Securities (as defined in the Registration Rights Agreement) in an underwritten offering so long as the total offering price is reasonably expected to exceed $100 million. The Company also agreed to provide customary “piggyback” registration rights, subject to certain requirements and customary conditions. The Registration Rights Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.

Lockup Agreements

At the closing of the Business Combination, Hippo entered into lock-up agreements with (i) certain of the Company’s directors and officers (as defined in the Merger Agreement) (the “Company D&O Lock-Up Agreements”), and (ii) each of the major company equityholders (as defined in the Merger Agreement) (the “Major Company Equityholders Lock-Up Agreements”).

The Company D&O Lock-Up Agreements contain certain restrictions on transfer with respect to shares of our common stock held by our directors and officers immediately following the closing of the Business Combination (other than shares purchased in the public market or pursuant to the subscription agreements, dated as of March 3, 2021, between RTPZ and certain institutional and accredited investors (the “PIPE Investment”)) and the shares of our common stock issuable to our directors and officers upon settlement or exercise of restricted stock units, stock options or other equity awards outstanding as of immediately following the closing of the Business Combination in respect of equity awards outstanding immediately prior to the closing of the Business Combination (collectively, the “D&O Lock-up Shares”). Such restrictions ceased to apply as to the final tranche of D&O Lock-Up Shares on August 2, 2023.

Commercial Transactions

Our subsidiary Spinnaker Insurance Company entered into a Homeowners Quota Share Reinsurance Contract with Mitsui Sumitomo Insurance Co., Ltd. effective January 1, 2021 relating to the cession of certain premiums and liabilities for business written by or through Hippo Analytics, Inc. Mitsui Sumitomo Insurance Co., Ltd. is currently and was at the time the agreement was executed a beneficial owner of more than 5% of Company or Old Hippo capital stock.

In April 2019, Old Hippo entered into a Limited Liability Company Agreement with CalAtlantic Title Group, LLC, an affiliate of Lennar Insurance Agency, LLC, in connection with the acquisition of North American Advantage Insurance Services, LLC. Lennar Insurance Agency, LLC and its affiliated funds were beneficial owners of more than 5% of outstanding Old Hippo capital stock. The Company incurred a total of $7.4 million of expenses and $0.7 million of revenues during the year ended December 31, 2023 in connection with agreements between the Company and Lennar Insurance Agency, LLC.

For the year ended December 31, 2023, we paid to Lennar Title, Inc. an earnout payment in the amount of $4.3 million, relating to Old Hippo’s 2019 acquisition of North American Advantage Insurance Services, LLC. There is no limit to the maximum potential earnout payments, as the consideration is based on acquired customers. Lennar Insurance Agency, LLC is affiliated with LEN FW Investor, LLC and its affiliates, which together beneficially own more than 5% of Company capital stock. Eric Feder is an officer of the parent of LEN FW Investor, LLC and is a member of our Board of Directors. For the year ended December 31, 2023 we incurred expenses of $0 due to the signing of Amendment No. 1 to the purchase agreement of North American Advantage Insurance Services, LLC signed in December 2020.

Policies and Procedures for Related Person Transactions

On August 2, 2021, the Board of Directors adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which the Company (including any of its subsidiaries and affiliates) was, is or will be a participant and in which any Related Person (as defined below) had, has or will have a direct or indirect material interest. A “related person” means:

•	any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

•	any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother- in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting stock;

•

any firm, corporation, or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 5% or greater beneficial ownership interest; and

•	any firm, corporation, or other entity in which any director, executive officer, nominee or more than 5% beneficial owner is employed (whether or not as an executive officer).

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the Audit, Risk, and Compliance Committee has the responsibility to review related party transactions.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires directors, executive officers, and beneficial owners of more than 10 percent of our equity securities to file reports of holdings and transactions in its equity securities with the SEC generally within two business days of a reportable transaction. We seek to assist our directors and executives by monitoring transactions and completing and filing reports on their behalf. Based solely on our review of Section 16 reports prepared by or furnished to us, we believe that all Section 16(a) SEC filing requirements applicable to our directors and executive officers for fiscal year 2023 were timely met.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS(1)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
2019 Incentive Plan	918,480	$16.62	—	(2)
2021 Incentive Plan	523,047	$15.88	5,290,576	(3)
2021 Employee Stock Purchase Plan	—	—	991,174	(4)
Total	1,441,527	$16.35	6,281,750

(1)	All numbers and weighted average prices are as of April 1, 2024.
(2)

Following the adoption of the 2021 Incentive Plan, no additional stock awards were granted under the 2019 Incentive Plan. Any shares becoming available under the 2019 Plan by repurchase, forfeiture, expiration or cancellation will become available for grant under the 2021 Incentive Plan.

(3)

The number of shares available for issuance under the 2021 Incentive Plan increase annually on the first day of each year beginning in 2022 and ending in 2031, equal to the lesser of (A) five percent of the Shares outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of Shares as determined by the Board or the Committee.

(4)

The maximum number of shares of Common Stock that shall be made available for sale under the Plan shall be the sum of (a) 520,000 shares and (b) an annual increase on the first day of each year beginning in 2022 and ending in 2031 equal to the lesser of (i) one percent of the shares outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (ii) such number of shares as may be determined by the Board; provided, however, no more than 3,900,000 shares may be issued under the Plan. Shares made available for sale under the Plan may be authorized but unissued shares, treasury shares of Common Stock, or reacquired shares reserved for issuance under the Plan.

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 150 Forest Ave. Palo Alto, CA 94301 in writing not later than December 23, 2024. In connection with the 2025 Annual Meeting of Stockholders, we intend to file a proxy statement and a WHITE proxy card with the SEC in connection with our solicitation of proxies for that meeting.

Stockholders intending to present a proposal at the 2025 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting of Stockholders no earlier than February 4, 2025 and no later than March 6, 2025. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 4, 2025, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2025 Annual Meeting and not later than the 90th day prior to the 2025 Annual Meeting or, if later, the 10th day following the day on which disclosure of the date of such meeting is made by us. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 7, 2025.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting of Stockholders is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers, and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians, and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians, and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

HIPPO’S ANNUAL REPORT ON FORM 10-K

A copy of Hippo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 8, 2024 without charge upon written request addressed to:

Hippo Holdings Inc.

Attention: Secretary

150 Forest Ave.

Palo Alto, CA 94301

A reasonable fee will be charged for copies of exhibits. You may also access this proxy statement and our Annual Report on Form 10-K at www.proxydocs.com/HIPO and on our investor relations website at https://investors.hippo.com/overview/default.aspx.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE, AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

/s/ Tracy Bowden

Tracy Bowden

General Counsel and Secretary

Hippo Holdings Inc. Internet: www.proxypush.com/HIPO Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote For Stockholders of record as of April 8, 2024 Phone: Tuesday, June 4, 2024 10:00 AM, Central Time 1-866-670-1140 Use any touch-tone telephone Annual meeting to be held live via the Internet—Please visit Have your Proxy Card ready www.proxydocs.com/HIPO for more details Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 10:00 AM, Central Time, June 4, 2024. Virtual: You must register to attend or participate in the virtual annual meeting at www.proxydocs.com/HIPO This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Stewart Ellis and Laura Strunk (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Hippo Holdings Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Hippo Holdings Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. Elect three Class III directors for a three-year term; FOR WITHHOLD 1.01 Mark Schaaf FOR 1.02 Assaf Wand FOR 1.03 Sandra Wijnberg FOR FOR AGAINST ABSTAIN 2. Ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public FOR accounting firm for the fiscal year ending December 31, 2024; and 3. Transact any other business as may properly come before the meeting or any adjournment or postponement thereof. Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date